Exhibit 32.1

Obagi Medical Products, Inc.
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Obagi Medical Products, Inc. (the "Company") for the three months ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Steven R. Carlson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 6, 2009	By:	/s/ STEVEN R. CARLSON
Steven R. Carlson
Chief Executive Officer
(Prinicpal Executive Officer)